EXHIBIT 10.16

                        EXCLUSIVE MANUFACTURING AGREEMENT

         This EXCLUSIVE MANUFACTURING AGREEMENT (this "Agreement") is entered into as of April 11, 2002, between Garden State Nutritionals, a division of Vitaquest International, Inc., a Delaware Corporation, with offices located at 8 Henderson Drive, West Caldwell, New Jersey 07006 ("Garden State"), and HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC., with offices located at 3750 Investment Lane, Suite 5, West Palm Beach, FL 33407 ("HNS").

         Whereas, HNS desires that Garden State manufacture for HNS its requirements of dietary supplements as such term is defined by the Food, Drug and Cosmetic Act of 1938 and any amendments thereto ("Product(s)"), and Garden State desires to manufacture and supply such Products to HNS;

         Now, therefore, in consideration of the mutual covenants and promises hereinafter set forth and other good and valuable consideration received, the parties hereto agree as follows:

                          GENERAL TERMS AND CONDITIONS

1) Supply and Purchase. During the Term (as hereinafter defined), Garden State shall manufacture and supply to HNS all of HNS's requirements of Products, and HNS agrees to exclusively purchase its Product requirements from Garden State; provided, however, that in the event that HNS requires a Product in a form which Garden State does not manufacture (including, for example, bars or gel caps), then HNS shall be entitled to purchase such Products from another source without restriction or limitation after giving Garden State the first right to manufacture such products in accordance with the terms hereof.

2) Product Pricing. Garden State shall supply the Products currently manufactured by Garden State for HNS at the Net Sale Prices set forth on Exhibit A attached hereto; provided, however, Garden State may unilaterally increase one or more prices listed on Exhibit A, from time to time, upon ten days (10) prior written notice to HNS, but only if (i) Garden State provides substantiation reasonably satisfactory to HNS that the market price of a component ingredient of the Product affected has increased, and (ii) the increase in the Price of the Product does not exceed the increase in the cost of the ingredient. All other price increases shall be mutually agreed to by the Parties. "Net Sale Price" shall mean the price at which the Products are sold by Garden State to HNS under this Agreement, excluding all freight and delivery charges, and all sales, excise or similar taxes which shall be the responsibility of HNS. Notwithstanding anything to the contrary contained herein, Garden State agrees that in no event at any time during the term of this Agreement shall the Prices for the Products to HNS exceed the best price for such Product (or a similarly formulated Product) offered by Garden State to any other Garden State customer based on like quantities and lead times. The parties hereto agree to negotiate in good faith prices for any new Products Garden State may manufacture for HNS in the future pursuant to the terms of this Agreement, and, once agreed upon, the prices of such new Products shall be added to an amendment to Exhibit A, which amendment shall be attached to this Agreement and deemed to be made a part hereof.

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3) Payment Terms. Garden State will invoice HNS for the Products on the date such Products are shipped from Garden State FOB, East Caldwell, NJ. Terms will be net payment within sixty (60) days with a line of credit of Four Hundred and Fifty Thousand Dollars ($450,000), which shall include both finished goods and works in process; provided, however, in the event that HNS develops a new Product not in existence on the date of this Agreement, terms with respect to such new Product shall be net payment within ninety (90) days within the existing the credit line. Payment for the Products shall be F.O.B. West Caldwell, New Jersey. All Product sales shall be final; provided, however, Garden State shall accept Product returns if (i) such returned Products fail to meet the Specifications provided for in Section 4 hereof, or (ii) Garden State fails to ship such Products to HNS in accordance with the terms of Section 5 hereof.

4) Purchase Orders. HNS will submit from time to time to Garden State purchase orders for the Products along with requested time and place of delivery. Garden State shall be required to confirm in writing any such purchase orders within two (2) days from receipt thereof indicated its acceptance or otherwise of such purchase orders. Any purchase orders not confirmed within the time indicated above shall be deemed not accepted by Garden State.

5) Delivery; Title. Garden State agrees that it shall exercise its best efforts to ship Products to HNS within four weeks from the date that Garden State receives a purchase order from HNS for Products hereunder. Title to Products sold hereunder shall pass from Garden State to HNS at West Caldwell, New Jersey; and all risk of loss and damage to such Products shall thereafter be borne by HNS.

6) Specifications. Garden State hereby agrees that the Products will be manufactured in strict compliance with the specifications attached hereto as Exhibit B (the "Specifications").

7) Inspection. Based upon its inspection and testing, HNS may reject any shipment or part thereof which, in the reasonable discretion of HNS, does not materially meet (a) all of the Specifications, or (b) any other term or condition of this Agreement. HNS will not be deemed to have accepted any shipment of Products and HNS will be entitled to a pro-rata refund of the purchase price paid for any shipment of Products which fail to meet the Product specifications or the terms of this Agreement. If HNS rejects any Products, Garden State shall promptly provide replacement Products to HNS at Garden State's cost expeditiously.

8) Indemnification. Garden State shall hold harmless, defend and indemnify HNS and its affiliates and their respective officers, directors, stockholders, employees and agents from and against any and all loss, liability, cost and expense, including but not limited to attorneys' fees and costs of investigation, arising out of (i) the manufacture of the Products by Garden State, or (ii) any failure of Garden State to comply with the terms and conditions of this Agreement. Garden State shall not be responsible for any defects caused in whole or in part by HNS or its agents in connection with the storage of the Product. HNS shall promptly notify Garden State of any event for which HNS is indemnified hereunder. If Garden State has not assumed the defense, HNS may defend this matter and any and all costs and expenses, including but not limited to attorneys' fees and costs of investigation, shall be the responsibility of Garden State. Garden State's selection of counsel to defend the indemnified event shall be reasonably acceptable to HNS. Garden State shall not settle any claim without the prior written consent of HNS which may be withheld in HNS's sole discretion.

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         HNS shall hold harmless, defend and indemnify Garden State and its affiliates and their respective officers, directors, stockholders, employees and agents and its customers from and against any and all loss, liability, cost and expense, including but not limited to attorneys' fees and costs of investigation, arising out of Product labels or other intellectual property issues or the marketing or distribution from the HNS warehouse of the Product.

         This provision shall survive any termination of this Agreement.

9) Packaging. HNS shall bear full responsibility for the text of its Product labels, the legitimacy of its intellectual property, all actions of its employees and agents in connection with the marketing, advertising, and distribution of the Products, and the Product formulation's compliance with all applicable law and regulatory requirements. HNS shall defend, indemnify and hold Garden State its agents and shareholders harmless in connection with such conduct. This provision shall survive any termination of this Agreement.

10) Insurance. Each party shall provide to the other party at execution of this Agreement certificates of insurance with minimum policy limits of $5,000,000 per occurrence and $5,000,000 annual aggregate, with respect to each of general liability insurance and product liability insurance naming the other party as an additional insured under such party's insurance policies relating to the manufacture of the Products. This provision shall survive any termination of this Agreement.

11) No Default. The parties mutually affirm that their performance hereunder is not in violation of any existing or past contractual obligation, judicial, governmental, or regulatory decree.

12) Confidentiality. The Parties shall treat as confidential all confidential information and materials exchanged during the term of this Agreement, including but not limited to customer lists, product formulation, pricing information, marketing concepts, and will not divulge such information, even upon the termination of this Agreement, unless such information is within the public domain prior to the date of this Agreement, becomes part of the public domain through a means that is not due to any action on the part of either party or is disclosed by a third party in lawful possession of such information. Upon the termination of this Agreement, all such confidential information and any copies of such information, shall be returned to the originating party. If any party breaches the provisions of this paragraph, the non-breaching Party may seek all means of legal redress, including injunctive relief, and shall be reimbursed for all expenses and legal costs if deemed successful on the merits. This provision shall survive any termination of this Agreement.

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13) Warranties. Garden State warrants that the Products supplied hereunder shall be manufactured (i) to comply in all respects with the Specifications therefor, and (ii) to comply with good manufacturing practices.

14) Term. The term of this Agreement shall be for a period of two (2) years, commencing as of the date first above written and expiring on the second anniversary of such date (the "Term").

15) Termination.
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         (a)      Automatic Termination. This Agreement will automatically
                  terminate immediately upon the occurrence of any of the following events by either party: an assignment for the benefit of creditors, filing of a petition in bankruptcy, applying to or petitioning any tribunal for the appointment of a custodian, receiver, intervenor or trustee for either party or for a substantial part of its assets, or if either party shall commence any proceeding under any bankruptcy, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if any such petition or application shall have been filed or proceeding commenced against either party and either party shall have not dismissed the same within sixty
                  (60) days, or if any such custodian, receiver, intervenor or trustee shall have been appointed for either party or for it's properties or assets.

         b) Termination in the Event of Breach. If either party fails to perform its obligations under this Agreement and such failure continues for a period of thirty (30) days after written notice thereof, the other party shall have the right to terminate this Agreement immediately. In addition, if HNS fails to make a payment when due hereunder, Garden State shall not be required to ship any additional product or accept or process any Product orders until such payment default has been cured by HNS.

16) Notice. Any notice required to be given hereunder will be in writing and sent by overnight courier, e.g., FedEx, (overnight delivery or the earliest delivery will be specified) or by facsimile (with confirmation of receipt) as set forth below:

         If to HNS:

         Health and Nutrition Systems International, Inc.
         Attention: President
         3750  Investment Lane, Suite 5
         West Palm Beach, FL  33407
         Facsimile: (888) 478-8467

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         Copy to:

         Denise G. Reeder, Esq.
         Greenberg Traurig, P.A.
         777 S. Flagler Dr., Suite 300E
         West Palm Beach, FL 33418
         Facsimile:  561-655-6222

         If to Garden State:

         Garden State Nutritionals
         President
         8 Henderson Dr.
         West Caldwell, NJ 07006
         Facsimile:

17) Binding Effect; Assignment. This Agreement shall be binding upon both Parties, their predecessors and successors in interest, assigns, existing and future related entities under common ownership or control. This Agreement may not be assigned by either party without the prior written consent of the other party. Any attempted assignment in violation of this provision shall be void.

18) No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, shall confer upon any person who is not a party hereto any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

19) HNS and Garden State are independent parties. This Agreement does not in any way create the relationship of principal and agent, joint-venture or partnership between the parties or any other form of association which would impose on any party liability for the act or failure to act of the other party or parties; and under no circumstances will one party be considered to be the agent of the other party. Neither party will act or attempt to act, or represent itself, directly or by implication, as an agent of the other party or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, the other party.

20) Force Majeure. Except for the obligation to pay for the Products provided under this Agreement, neither party hereto will be liable for its failure to perform hereunder, in whole or in part, due to contingencies beyond its reasonable control, including strikes, riots, war, fire, explosions, acts of God, injunctions, compliance with any law, regulation or order, whether or not valid, of the United States of America or any governmental body or any instrumentality thereof, whether now existing or hereto created; provided, however, that the parties will use reasonable efforts to continue to meet their obligations for the duration of the force majeure condition; and provided further, that the party declaring force majeure will notify the other party promptly in writing of the commencement of the force majeure condition, the nature of such condition, and the termination of the such condition. In the event of a force majeure condition, HNS will have the right to immediately purchase Products from another source during the force majeure event.

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21) Entire Agreement; Amendments. This Agreement represents the entire Agreement between the parties and supersedes any prior oral or written agreements or negotiations between the parties. Any modification to this Agreement shall be in writing and signed by both parties.

22) Governing Law. This Agreement shall be governed by the laws of the State of Florida. Any controversy or claim arising out of or relating to this Agreement, except injunctive relief discussed, shall be settled by arbitration administered by the American Arbitration Association in Palm Beach County, Florida, under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction with respect to this Agreement.

23) Severability. In the event that for any reason any section or provision of this Agreement should be held invalid or otherwise unenforceable, it is agreed that such invalidity or unenforceability shall not effect the other sections of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect.

24) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute a single agreement.

25) Attorneys Fees. In the event that any suit or proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonably attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

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                            signature page follows.]



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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective as of the date first above written.


                                 GARDEN STATE NUTRITIONALS, a
                                 division of Vitaquest International, Inc.

                                 /s/   Keith Frankel
                                 ----------------------------
                                 By:   Keith Frankel
                                 Its:  President and C.E.O.


                                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

                                 /s/   Christopher Tisi
                                 -----------------------------
                                 By:   Christopher Tisi
                                 Its:  Chief Executive Officer